Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The GNS Group Inc.
Everett, Washington

We hereby consent to the incorporation in this Registration Statement on Form S-1 of The GNS Group, Inc. of our report dated May 21, 2008 relating to the financial statements for the year ended December 31, 2007 and for the period from July 6, 2006 (inception) to December 31, 2006 and to the reference to our firm under the caption “Experts”.

MALONE &BAILEY, PC

www.malone-bailey.com
Houston, Texas
July 10, 2008